Exhibit 10(i)


        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
        OF 1933, AS AMENDED, OR CERTAIN APPLICABLE STATE SECURITIES
        LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. THE PRINCIPAL AMOUNT OF THIS NOTE, AND INTEREST IN RESPECT THEREOF, IS SUBORDINATED TO THE PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND IS SUBJECT TO SET-OFF, AS DESCRIBED IN THIS NOTE.

                       VALMARK INDUSTRIES HOLDINGS, INC.

                       NON-NEGOTIABLE SUBORDINATED NOTE

                              DUE APRIL 30, 2000

$4,000,000                                                    January 3, 1994

           FOR VALUE RECEIVED, the undersigned, VALMARK INDUSTRIES HOLDINGS, INC., a Delaware corporation (together with its successors, the "Corporation"), hereby promises to pay to VALMARK INDUSTRIES, INC., a California corporation (together with its successors and permitted assigns, the "Holder"), the principal amount of FOUR MILLION DOLLARS ($4,000,000) pursuant to the terms of this Note. Certain capitalized terms are used in this Note as defined in Section 7.

Section 1.        Payment; Interest.

           1.1. Subject to Section 3, the outstanding principal amount of this Note shall bear interest (computed on the basis of a 365 or 366 day year, as the case may be) at a rate equal to eight percent (8%) per annum from (but excluding) the date hereof to (and including) the Maturity Date. Subject to
Section 3, such interest shall be payable semi-annually in arrears, with respect to each six-month period (or portion thereof) ending on June 30 or December 31 on the 120th day following the end of such six-month period ("Interest Payment Dates") , commencing with the period ending June 30, 1994, and on the Maturity Date.

           1.2. Subject to Section 3, the Corporation shall pay, on April 30, 1999, an installment of principal on this Note equal to $2,000,000 (or such lesser principal amount then outstanding) , and on April 30, 2000, the entire then outstanding principal amount of this Note.

           1.3. The Corporation shall make all payments of principal and interest not later than 3:00 P.M., New York City time, on the date when due, in immediately available funds to the Holder at such address or to such account as the Holder shall designate by written notice to the Corporation. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal and any other amounts payable hereunder shall accrue during such extension and shall be payable on such succeeding Business Day.

           Section 2. Prepayments; Set-off.


           2.1. Optional Prepayment. The Corporation shall have the right to prepay the principal amount of this Note in whole or in part at any time, or from time to time, without payment of any premium or penalty whatsoever, together with interest thereon accrued to the date of prepayment; provided, however, that so long as any Senior Indebtedness remains outstanding and unpaid, any commitment to provide Senior Indebtedness is outstanding, or any other amount is owing to the holders of Senior Indebtedness, this Note may not be prepaid in whole or in part, without the written consent of the holders of Senior Indebtedness.

           2.2. Set-off. The Corporation shall be entitled to setoff and reduce any Amounts Payable hereunder for (i) any obligations or liabilities of the Holder to the Corporation under the Purchase Agreement or under any other agreement between Holder and the Corporation; and (ii) any obligations or liabilities to the Corporation under any of the Noncompetition Agreements. The Holder, by accepting this Note, hereby acknowledges and agrees to the foregoing provisions and any subsequent transferee or successor shall by becoming such transferee or successor be bound by the foregoing.

           Section 3. Free Cash Flow.

           3.1. Payment Limitation. Notwithstanding any other provision of this Note (except for the claw-back provisions at the end of this Section 3.1), the Corporation shall only be required to pay interest, principal or any other Amount Payable (including amounts unpaid from prior periods and now due) in respect of this Note if and to the extent the Corporation's Free Cash Flow for the Corporation's four quarters immediately preceding the required payment date is available to make such payment; however, the June 30, 1994 payment shall be based on the prior two quarters. If and to the extent the Corporation's Free Cash Flow for such four quarter period (or such two-quarter period with respect to the June 30, 1994 payment) is not sufficient to make such payments, then such payments will not be made nor be required to be made under this Note, and the Corporation's payment obligation under this Note will be deferred until the Corporation's Free Cash Flow would permit full or partial payment under this Section 3, and such deferral of payment will not be an Event of Default under this Note, provided that the Maturity Date will not be deferred under this Section 3 for more than two years (i.e. not later than April 30, 2002), at which time, all principal of, interest on and other Amounts Payable in respect of this Note will be due and payable. In the event Free Cash Flow in calendar years 1998 or 1999 is not sufficient to permit the payments scheduled for either calendar years 1999 or 2000, Holder will be entitled during one but not both of calendar years 1998 or 1999 to include in Free Cash Flow the Claw-back Amount. The "Claw-back Amount" shall equal the lesser of (i) the sum of Net Free Cash Flow during the prior two years times 40%; or (ii) $600,000. "Net Free Cash Flow" means Free Cash Flow less interest and principal payments paid on this Note. The Clawback Amount shall not be available to Holder if the cumulative amount of prohibited payments less the cumulative Net Free Cash Flow (in each case for the years since the date of this Note) is greater than $100,000.

           3.2. Interest Limitation. If, as a result of Section 3.1, the Corporation does not pay interest on an Interest Payment Date, then such interest will be deferred (and not bear interest) and be paid at the Maturity Date; provided, that the amount of such deferred interest in the aggregate will not exceed an amount equal to the interest that would accrue on the initial principal amount of this Note for two years ("Maximum Interest"). Any deferred interest that exceeds the Maximum Interest will not accrue or be payable under this Note and will be automatically eliminated, unless and to the extent that the Corporation's Free Cash Flow for the fiscal years after the time when the Maximum Interest has accrued and prior to the Maturity Date is sufficient to pay such excess deferred interest and all other Amounts Payable in respect of this Note, in which case, such excess deferred interest will be paid at the Maturity Date.

           3.3. Principal and Amounts Payable Deferral. If, as a result of
Section 3.1, the Corporation does not pay principal or any other Amounts Payable (other than interest) on any required payment date, then such principal and Amounts Payable will be deferred (and not bear interest) and be paid at the Maturity Date.

           3.4. Allocation. If the Corporation's Free Cash Flow for any fiscal year is available to pay some, but not all, of the required payments, then such available Free Cash Flow will be allocated first to required principal payments, second to required interest payments, and then to required payments of any other Amounts Payable.

           Section 4. Covenants. The Corporation covenants and agrees that, so long as any Amounts Payable under this Note remains unpaid:

           4.1. Information. The Corporation shall provide to the Holder as soon as practicable and in any event within 120 days after the end of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income and cash flow for such fiscal year, prepared in accordance with generally accepted accounting principles, which will include a calculation of Free Cash Flow for that fiscal year.

           4.2. Merger. The corporation will not consolidate or merge with or into any other corporation, other than (a) the merger or consolidation of a Subsidiary with or into the Corporation, (b) a merger pursuant to which the Corporation is the surviving corporation, or (c) a merger or consolidation in which the Corporation is not the surviving corporation and pursuant to which the surviving or consolidated entity assumes the Corporation's covenants and obligations under this Note.

           4.3. Sale of Assets. The Corporation will not sell or otherwise dispose of all or substantially all of its assets in a single transaction or series of related transactions unless (a) in connection therewith this Note is prepaid, or (b) the acquiring entity expressly assumes the Corporation's obligations under this Note. Upon the assumption by the acquiring entity of the Corporation's obligations under this Note, the Corporation shall be released and discharged from its obligations and liabilities hereunder, without the requirement of further notice or consent from the Holder, provided, however, if the acquiring entity does not have (i) a net worth (total assets less total liabilities) immediately after acquiring the assets of the Corporation that is equal to or in excess of $1,650,000 and (ii) a Debt Ratio (as defined below) of at most 2.25:1.00, then the Corporation shall not be released or discharged without the consent of the Holder, which consent shall not be unreasonably withheld. "Debt Ratio" shall mean (x) the total of all interest bearing indebtedness for borrowed money less all Amounts Payable under this Note divided by (y) all Amounts Payable under this Note plus the net worth.

           Section 5. Defaults.

           5.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:


               (a) the Corporation shall fail to pay within ten Business Days of the due date thereof any principal of this Note or shall fail to pay within ten Business Days of the due date thereof any interest or any other Amounts Payable hereunder and the same shall not have been cured within 45 days after written notice thereof has been given by the Holder to the Corporation;

               (b) the Corporation shall fail to observe or perform any covenant or agreement contained in this Note (other than those covered by clause (a) above) and the same shall not have been cured within 90 days after written notice thereof has been given by the Holder to the Corporation;

               (c) the Corporation shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

               (d) an involuntary case or other proceeding shall be commenced against the Corporation seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Corporation under the Federal bankruptcy laws as now or hereafter in effect;

then, and in every such event, subject to the provisions of Section 6, the Holder may, by notice to the Corporation and to the holders: of Senior Indebtedness, declare the principal amount of this Note together with accrued interest thereon, to be, and such portions of the principal amount of this Note (and accrued interest thereon) shall thereupon become, due and payable on the tenth Business Day following delivery of such notice to the corporation and to the holders of Senior Indebtedness without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Corporation; provided, that (a) the Events of Defaults specified in paragraphs (a) and (b) will be subject to Section 3, and (b) in the case of any of the Events of Default specified in paragraph (c) or (d), such portions of the principal amount of this Note (together with accrued interest thereon) shall immediately (and without notice) become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Corporation.

           Section 6. Subordination.

           6.1. Loans Subordinated to Senior Indebtedness. Notwithstanding any provision of this Note to the contrary, the corporation covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, that all Amounts Payable shall be subordinated to the extent set forth in this

Section 6 to the prior payment in full, in cash or cash equivalents satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness. This Section 6 shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness (irrespective of whether such Senior Indebtedness was created or acquired before or after the issuance of this Note). The provisions of this Section 6 are made for the benefit of all present and future holders of Senior Indebtedness (and their successors and assigns), and shall be enforceable by them directly against the Holder.

           6.2. Priority and Payment Over of Proceeds in Certain Events.

               (a) Upon any payment or distribution of assets of the Corporation, whether in cash, property, securities or otherwise, in the event of any dissolution, winding upon or total or partial liquidation, reorganization, arrangement, adjustment, protection, relief or composition, or assignment for the benefit of creditors of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of all or part of the assets and liabilities of the Corporation (the foregoing events herein collectively referred to as an "Insolvency Event"), all Senior Indebtedness shall first be paid in full, in cash, or payment provided for in cash equivalents in a manner satisfactory to the holders of Senior Indebtedness, before the Holder shall be entitled to receive any payment or distribution of assets of the Corporation relating to any Amount Payable. Upon any Insolvency Event, any payment or distribution of assets of the Corporation, whether in cash, property, securities or otherwise, to which the Holder would otherwise be entitled relating to any Amount Payable, except for the provisions of this Section 6, shall be made by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representatives for application to the payment or prepayment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

               (b) If (x) there has occurred and is continuing a default in the payment of all or any portion of any Senior Indebtedness, unless and until such default shall have been cured or waived, the Corporation shall not make any payment on or with respect to any Amount Payable or acquire this Note (or any portion thereof) for cash, property, securities or otherwise; or (y) an event (not involving the non-payment of any Senior Indebtedness) shall have occurred or, with the giving of notice, or passage of time, or both, would occur, that would allow holders of any Senior Indebtedness to accelerate or otherwise demand the payment thereof, and the holders of the Senior Indebtedness give notice of such event to the Corporation and the Holder (the date that such notice is received by the Corporation is the "Notice Date"), the Corporation shall not make any payment on or with respect to any Amount Payable or acquire this Note (or any portion thereof) for cash, property, securities or otherwise during the period (the "Blockage Period") commencing on the Notice Date and ending on the earlier of (1) two years after the Notice Date if at the end of such two year period such event is not the subject of judicial proceedings and such Senior Indebtedness shall not have been accelerated, (2) the date such event is cured or waived to the satisfaction of the holders of the Senior Indebtedness, or (3) the date the holders of such Senior Indebtedness shall have given notice to the Corporation of the voluntary termination of the Blockage Period. By virtue of accepting this Note and the benefits hereof, during any Blockage Period, the Holder shall not be entitled, and will not take any action, including any judicial process, to accelerate, demand payment or enforce any Indebtedness in respect of this Note or any other claim with regard to any Amount Payable. For purposes of clause (x) of the first sentence of this Section 6.2(b), (A) no default in the payment of the principal portion of the Senior Indebtedness shall be considered to have occurred so long as principal payments in at least the amounts set forth in Exhibit A have occurred (and such amounts have not been reborrowed by the Corporation) and (B) any payments of principal on the Senior Indebtedness shall be considered payments of the principal amounts set forth in Exhibit A in the order of maturity.

               (c) If, notwithstanding the foregoing provisions prohibiting payments or distributions, the Holder shall have received any payment of, or on account of, any Amount Payable that was prohibited by this Section 6, before all Senior Indebtedness shall have been paid in full, then and in such event such payments or distributions shall be received and held in trust for the holders of the Senior Indebtedness and promptly paid over or delivered to the holders of the Senior Indebtedness remaining unpaid thereof to the extent necessary to pay in full, in cash or cash equivalents satisfactory to the holders of the Senior Indebtedness, such Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness; provided, that any such payment which is, for any reason, not so paid over to delivered shall be held in trust by the Holder for the holders of Senior Indebtedness.

               (d) So long as any Senior Indebtedness remains outstanding, or the commitment to make credit extensions of said Senior Indebtedness shall not have been terminated, the Holder will not be entitled to take, demand, or receive, indirectly, by setoff, redemption, purchase or in any manner, any voluntary prepayment or other payment of any Amount Payable in amounts or in a manner which are in violation of the provisions of this Section 6.

               (e) Upon any payment or distribution of assets referred to in
          Section 6.2(a), the Holder shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution of assets, delivered to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution of assets, the holders of Senior Indebtedness and other Indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

           6.3. Rights of Holders of Senior Indebtedness Not To Be Impaired, etc.


               (a) No right of any present or future holder of any Senior Indebtedness to enforce the subordination and other terms and conditions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the corporation, with the terms and provisions and covenants herein regardless of any knowledge thereof any such holder may have or otherwise be charged with.

               (b) This Section 6 may not be amended without the written consent of each holder of the Senior Indebtedness and of the Holder, and any purported amendment without such consent shall be void. No holder of Senior Indebtedness shall be prejudiced in such holder's right to enforce the subordination and other terms and conditions of this Note by any act or failure to act by the corporation or anyone in custody of its assets or property.

           6.4. Subrogation. Subject to and upon the payment in full of all Senior Indebtedness, the Holder shall be subrogated, to the extent of payments or distributions made to the holders of Senior Indebtedness pursuant to or by reason of this Section 6, to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Corporation made on such Senior Indebtedness until all amounts due under this Note shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 6, and no payment over pursuant to the provisions of this Section 6 to holders of such Senior Indebtedness by the Holder, shall, as among the corporation, its creditors (other than holders of such Senior Indebtedness) and the Holder be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness, it being understood that the provisions of this
Section 6 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holder, on the other hand.

           6.5. Obligations of the Corporation Unconditional. Nothing contained in this Note is intended to or shall impair, as between the Corporation and the Holder, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holder all Amounts Payable, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holder and other creditors of the Corporation (other than the holders of Senior Indebtedness), except as provided in Section 6.2(b).

           6.6. Section 6 Not To Prevent Events of Default. The failure to make a payment of any Amount Payable by reason of any provision of this
Section 6 shall not be construed as preventing the occurrence of an Event of Default under Section 5.1 hereof, except the failure to pay as a result of
Section 6.2(b) shall not be an Event of Default under Section 5.1.

           6.7. Additional Rights of Holders of Senior Indebtedness. If the Senior Indebtedness has not been paid in full, in cash or cash equivalents satisfactory to the holders of Senior Indebtedness, at a time in which the Corporation is subject to an Insolvency Event, (a) the holders of the Senior Indebtedness are hereby irrevocably authorized, but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such Insolvency Proceeding and give acquittance therefor and to file claims and proofs of claim, as their interests may appear, and (b) the Holder shall duly and promptly take, for the account of the holders of the Senior Indebtedness, as their interests may appear, such actions as the holders of the Senior Indebtedness may request to collect and receive all Amounts Payable by the Corporation in respect of this Note and to file appropriate claims or proofs of claim in respect of this Note. Upon request by the Corporation, the Holder of this Note shall deliver to the holders of

Senior Indebtedness or parties contemplating becoming holders of Senior Indebtedness a written statement confirming that (i) the provisions (including the subordination provisions) of this Note are in full force and effect; and
(ii) that such party is or will be entitled to rely upon and enjoy the benefits of the provisions (including the subordination provisions) of this Note as a holder of Senior Indebtedness.

           6.8. Senior Indebtedness Changes. By virtue of accepting this Note and the benefits hereof, the Holder hereby waives any and all notice of renewal, extension or accrual of any of the senior Indebtedness, present or future, and agrees and consents that without notice to or consent of the
Holder: (a) the obligations and liabilities of the Corporation or any other party or parties under the Senior Indebtedness may, from time to time, in whole or in part, be renewed, refinanced, replaced, extended, refunded, modified, amended, accelerated, compromised, supplemented, terminated, increased, decreased, sold exchanged, waived or released; (b) the holders of Senior Indebtedness and their representatives may exercise or refrain from exercising any right, remedy or power granted by any document creating, evidencing or otherwise related to the Senior Indebtedness or at law, in equity, or otherwise, with respect to the Senior Indebtedness or in connection with any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith); (c) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Senior Indebtedness, and any rights or remedies of the holders of Senior Indebtedness and their representatives in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, perfected, unperfected, waived or extended by the Holders and their representatives; and
(d) any balance or balances of funds with any holder of Senior Indebtedness at any time standing to the credit of the Corporation or any guarantor of any of the Senior Indebtedness may, from time to time, in whole or in part, be surrendered or released; all as the holders of Senior Indebtedness, their representatives or any of them may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to the Senior Indebtedness provided for herein; and (e) the Corporation may incur any amount or type of Senior Indebtedness (including Senior Indebtedness owed to Affiliates), or modify, restate, refinance or amend any Senior Indebtedness from time to time, on terms and conditions acceptable to the Corporation, without notice to or approval by the Holder.

           6.9. Waivers. In the event the holders of Senior Indebtedness elect to exercise their remedies to liquidate the collateral given to secure the Senior Indebtedness, the Holder hereby waives any right he may have to contest the validity of or the value obtained as a result of the holders of Senior Indebtedness' exercise of their remedies, including, but not limited to, a foreclosure, a sale pursuant to the Uniform Commercial Code or the acceptance by the holders of Senior Indebtedness in lieu of foreclosure. The Holder further waives any right he may have either in or out of any bankruptcy or similar proceeding to challenge any action taken by the holders of Senior Indebtedness as either a preference or fraudulent conveyance and further agrees not to take any active role in such a proceeding other than the filing of claim in any such proceeding, which claim shall be subordinate (to the extent set forth above) to the claims of the holders of Senior Indebtedness.

           Section 7. Definitions. For purposes of this Note, the following terms have the meanings set forth below.


           "Affiliate" means Jordan Industries, Inc. and its respective direct and indirect Subsidiaries, and any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with them.

           "Amounts Payable" means all principal of, interest on, premium, if any, fees, costs, expenses, indemnities or any other amounts due from the Corporation under this Note, and all claims against or liabilities of the Corporation in respect of this Note.

           "Business Day" means any day except a Saturday, Sunday or other days on which commercial banks in New York City are required or authorized by law to close.

           "Capital Expenditures" means the capital expenditures of the Corporation, determined in accordance with generally accepted accounting principles, consistently applied.

           "Default" means any condition or event that constitutes an Event of Default or that with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

           "Free Cash Flow" means, for any four-quarter period, (i) the consolidated net income (or net deficit) of the Corporation and its subsidiaries (excluding, however, (A) all extraordinary and other non-recurring items of income, but not loss, and (B) all interest income as reflected in the Corporation's financial statements); plus (ii) interest (including deferred financing fees and expense) and other expenses in respect of the Corporation's Indebtedness (including intercompany Indebtedness or Indebtedness owed to Affiliates) charged, accrued or otherwise allocated against such net income; plus (iii) expenses for amortization charged, accrued or otherwise allocated against such net income; plus (iv) expenses for depreciation (including increased depreciation and increased inventory values resulting from purchase accounting in connection with acquisitions and business combinations) charged, accrued or otherwise allocated against such net income; plus (v) any reductions in Working Capital from the beginning to the end of such period; minus (vi) payments of interest and principal on Indebtedness paid or accrued during such period or otherwise payable on the applicable payment date (including interest and principal payments paid on this Note with respect to the first two quarters of such four-quarter period but not including interest or principal payments on this Note scheduled to be made but not yet paid or payments which have been accrued in prior periods but not paid), provided, however, the aggregate amount of the principal payments on the Senior Indebtedness included in this calculation of Free Cash Flow shall equal the amount set forth in Exhibit A for the period in question, whether or not paid during such period; minus (vii) any increases in Working Capital from the beginning to the end of such period; minus (viii) Capital Expenditures during such period. Free Cash Flow will reflect selling, general and administrative expense, management, consulting and service fees, general and overhead, allocated to the Corporation by it Affiliates. Free Cash Flow will be determined by the Corporation's Board of Directors by reference to the Corporation's financial statements, prepared in accordance with generally accepted accounting principles, consistently applied, whose determination will be final binding, conclusive and non-appealable. Free Cash Flow shall always be calculated on the basis of the rolling four quarters prior to the date for which Free Cash Flow is being calculated.

         "Indebtedness" means any indebtedness (including, without limitation, Senior Indebtedness), whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), and any financial hedging obligations, if and to the extent such indebtedness (other than a financial hedging obligation) would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with generally accepted accounting principles, other than a trade payable or accrued expense, and also includes, to the extent not otherwise included, the guarantee of items that would be included within this definition. Indebtedness owed to Affiliates will be Indebtedness for purposes of this Note.

           "Maturity Date" means April 30, 2000 subject to extension to a later date as provided by the terms of this Note, but in no event shall it mean a date later than April 30, 2002.

           "Noncompetition Agreements" means (i) the Employment, Bonus and Noncompetition Agreement between the Corporation and John Parlog, III, dated the date hereof; and (ii) the Noncompetition Agreements between the Corporation and each of Holder, Gayle M. Parlog, Herschell Roger Coil and Charles Douglas Burnell, each dated the date hereof.

           "Note" means this Non-Negotiable Subordinated Note due April 30,
2000.

           "Purchase Agreement" means the Agreement for Purchase and Sale of Assets dated as of November 24, 1993, among the Corporation, Holder, the shareholders of Holder and Gayle M. Parlog, as the same has been or may be amended from time to time including the First Amendment dated December 22, 1993.

           "Senior Indebtedness" shall mean the principal, interest (including any interest accruing subsequent to an event specified in Sections 5.1(c) and 5.1(d)) on, premium, if any, fees (including, without limitation, any commitment, agency, facility, structuring, restructuring or other fee), costs, expenses, indemnities, and other amounts due on or in connection with any Indebtedness of the Company (including, without limitation, intercompany Indebtedness), now or herewith incurred, or any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals or extensions of such Indebtedness, and any such amounts owed in respect of Indebtedness incurred in refinancing or refunding the foregoing, unless the terms of such Indebtedness expressly provide that such Indebtedness is not Senior Indebtedness with respect to this Note, provided, however, in no event shall the amount of Senior Indebtedness exceed $18,000,000. Nothing in this Note shall restrict an affiliate of the Corporation from being a holder of Senior Indebtedness.

           "Subsidiary" of a person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such person.

           "Working Capital" means the difference of (a) the sum of Corporation's net account receivables, inventories (net of reserves), and prepaid expenses, minus (b) the sum of accounts payable and accrued expenses, determined in accordance with generally accepted accounting principles, consistently applied.

           Section 8. Section 8: Miscellaneous.

           8.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed or sent by overnight courier, upon receipt thereof, as follows:

                        If to the Corporation to:

                        Thomas H. Quinn, Chairman
                        James A. McNair, Vice President
                        c/o Jordan Industries, Inc.
                        ArborLake Centre, Suite 550
                        1751 Lake Cook Road
                        Deerfield, Illinois 60015
                        Telephone: 708-945-5591
                        Telecopier: 708-945-5698

               with a copy to:

                        G. Robert Fisher, Esq.
                        Thomas A. Gerke, Esq.
                        Smith, Gill, Fisher & Butts, a Professional Corporation 1200 Main Street, Suite 3500
                        Kansas City, Missouri 64105
                        Telephone: 816-474-7400
                        Telecopier: 816-391-7600

                        If to the Holder, to:

                        John Parlog, III
                        3393 West Warren Avenue
                        Fremont, California 94538
                        Telephone: 510-634-8166
                        Telecopier: 415-770-0815

               with a copy to:

                        Carl J. Stoney, Jr., Esq.
                        Jackson, Tufts, Cole & Black
                        650 California Street, 32nd Floor
                        San Francisco, California 94108
                        Telephone: 415-433-1950
                        Telecopier: 415-392-3494

Each party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

           8.2. No Waivers. No failure or delay by the Holder in exercising any right, power or privilege hereunder or under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in related or similar circumstances requiring such notice.

           8.3. Amendments and Waivers. Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by the Corporation and the Holder.

           8.4. Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Holder and its respective successors and permitted assigns. Without the prior written consent of the Corporation and the holders of Senior Indebtedness, the Holder of this Note agrees that it will not (a) sell, assign, pledge or otherwise transfer, in whole or in part, directly or indirectly, this Note or any interest therein or
(b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon this Note. Notwithstanding the above, no consent shall be required for Holder to liquidate and if Holder does liquidate itself, the Corporation will make all subsequent payments due under this Note in equal one third shares to John Parlog, III, Charles Douglas Burnell and Herschell Roger Coil upon receipt of written instruction to do so by such individuals, their written acceptance of the terms of this Note and evidence of such liquidation of Holder. If requested by a holder of Senior Indebtedness as part of any consent, the assignee or transferee of the Holder shall agree in writing to be bound by all of the terms of this Note. Holder and any assignee or transferee of the Holder shall be bound by the provisions of
Section 6 of the Agreement by and among the parties to the Purchase Agreement and Renco Bayside Investors ("Landlord") dated as of January 3, 1994 whereby, among other things, payments are to be made directly to Landlord in certain situations. The holder hereof hereby waives proof of reliance hereon by the holders of Senior Indebtedness.

           8.5. Replacement Note. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Corporation from the Holder and upon reimbursement to the Corporation of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Corporation will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

           8.6. Corporation's Obligations. The Holder agrees and acknowledges that this Note and the Corporation's obligations hereunder and for all Amounts Payable are solely obligations and liabilities of the Corporation. None of the Corporation's directors, officers, employees, stockholders and affiliates or any other persons shall be obligated or liable in respect of this Note or any Amounts Payable, and Holder hereby releases them from any such obligation of liability.

           8.7. LITIGATION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF CALIFORNIA, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, BE INTERPOSED IN ANY ACTION HEREON.

           8.8. ARBITRATION. THE HOLDER HEREBY WAIVES AND SHALL NOT SEEK JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR ]IN RESPECT OF THIS NOTE. THE HOLDER AGREES THAT ANY SUCH DISPUTE RELATING TO OR IN RESPECT OF THIS NOTE, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS NOTE, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF CALIFORNIA. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES MAY APPLY TO ANY APPROPRIATE COURT TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

                       VALMARK INDUSTRIES HOLDINGS, INC.



                       By
                            ----------------------------------------------------
                            James A. McNair, Vice President

                                 EXHIBIT A TO
                       NON-NEGOTIABLE SUBORDINATED NOTE
                       --------------------------------

                    Senior Indebtedness - Principal Amounts
                        (stated in millions of dollars)




First            Second         First         Second         First         Second         First          Second
6 Mo.            6 Mo.          6 Mo.         6 Mo.          6 Mo.         6 Mo.          6 Mo.          6 Mo.
1994             1994           1995          1995           1996          1996           1997           1997
-------------------------------------------------------------------------------------------------------------------

0.00             0.00           0.25          0.25           0.375         0.375          0.50           0.50



First            Second         First         Second         First         Second         First          Second
6 Mo.            6 Mo.          6 Mo.         6 Mo.          6 Mo.         6 Mo.          6 Mo.          6 Mo.
1998             1998           1999          1999           2000          2000           2001           2001
-------------------------------------------------------------------------------------------------------------------

0.5625           0.5625         0.5625        0.5625         1.75          1.75           2.05           2.05


                                      14


